EXHIBIT 3

                               CONOLOG CORPORATION
                                 5 Columbia Road
                        Somerville, New Jersey 08876-3588
                            Phone No. (908) 722-8081
                             Fax. No. (908) 722-5461


                                                           December 31, 1999



The Nybor Group, Inc.
64 Shelter Lane
Roslyn, New York 11577

Ladies and Gentlemen:

     Reference is made to the Amended and Restated Consulting Agreement between Conolog Corporation ("Conolog") and the Nybor Group Inc. ("Nybor"), dated as of May 5, 1999 (the "Consulting Agreement").

     This is to set forth our agreement and understanding as follows:

          1. Section 2 of the Consulting Agreement is hereby amended so that the number of shares referred to is changed from 1,057,143 to 300,000.

          2. Concurrently with the execution of this Agreement, Nybor is delivering to Conolog stock certificates (s) evidencing in the aggregate 757,143 shares of common stock of Conolog (the "Shares"), together with duly executed stock power(s), with signature guarantee, transferring the Shares to Conolog.

          3. Nybor represents and warrants to Conolog that it has full authority to transfer the Shares to Conolog and that the Shares are free of any lien, claim, security interest, pledge or other encumbrance of any nature whatsoever.

          4.  Within the period  required  by law,  Nybor  shall file an amended
     Schedule 13D and Form 4 disclosing its transfer of the Shares.

          5. Concurrently with the execution of this Agreement the Consulting Agreement is hereby terminated and of no further force and effect.

          6. Conolog hereby confirms that Nybor has performed all services requested of it by Conolog in a proper


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     manner,  and  Conolog  has no claims  against  Nybor  under the  Consulting
     Agreement or otherwise.

     If the foregoing is in accordance with your understanding, kindly so indicate by signing this letter in the place provided below.

                                               Very truly yours,

                                               CONOLOG CORPORATION

                                               By:/s/ Robert S. Benou
                                                  -----------------------------
                                                  Robert S. Benou, President

AGREED:

THE NYBOR GROUP INC.

By: /s/ Warren Schreiber
   ---------------------------
   Warren Schreiber, President


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